UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 12, 2007

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Fifth Street Towers, Suite 1360
150 South Fifth Street
Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
Registrant’s Telephone Number, including Area Code

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 14, 2007, Big Sky Transportation Co. (“Big Sky”), a wholly-owned subsidiary of MAIR Holdings, Inc. (the “Company”), and Delta Air Lines, Inc. (“Delta”) entered into a five-year Delta Connection Hosted Prorate Agreement (the “Prorate Agreement”). Under the Prorate Agreement, Delta will place its flight designator code on select flights operated by Big Sky to and from Boston Logan International Airport. Big Sky will initially utilize eight 19-seat Beechcraft 1900D aircraft for the Boston operation. Big Sky intends to begin service in Boston on April 8, 2007.

Separately, on March 12, 2007, Big Sky entered into a Purchase Agreement with Champlain Enterprises, Inc. d/b/a CommutAir to purchase eight used Beechcraft 1900D aircraft, with a right of first refusal to purchase an additional four aircraft. The aircraft are expected to be delivered between April 2007 and January 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2007	By	/s/ Robert E. Weil
Robert E. Weil
	Its	Vice President, Chief Financial Officer and
Treasurer